THE ALLIANCEBERNSTEIN PORTFOLIOS
ALLIANCEBERNSTEIN TAX-MANAGED BALANCED WEALTH STRATEGY

	 FORMER POLICIES		  CURRENT POLICIES

Investment Objective:

Fundamental:				Non-fundamental:

The Strategy seeks to achieve		The Strategy seeks to achieve
the highest total return		the highest total return
consistent with the Advisers		consistent with the Advisers
determination of reasonable risk.	determination of reasonable
					 risk.


Fundamental Investment Policies:

The Strategy may not borrow money	The Strategy may not issue any
in excess of 10% of the value		senior security (as that term is
(taken at the lower of cost or		defined in the 1940 Act) or
current value) of its total assets	borrow money, except to the
(not including the amount		extent permitted by the 1940
borrowed) at the time the borrowing	Act or the rules and regulations
is made, and then only from banks	thereunder (as such statute,
as a temporary measure to		rules or regulations may be
facilitate the meeting of		amended from time to time) or by
redemption requests (not for		guidance regarding, or
leverage) which might otherwise		interpretations of, or exemptive
require the untimely disposition	orders under, the 1940 Act or
of portfolio investments or		the rules or regulations thereunder
pending settlement of securities	published by appropriate regulatory
transactions or for extraordinary	authorities.
or emergency purposes.			For the purposes of this restriction,
					margin and collateral arrangements,
					including, for example, with respect
					to permitted borrowings,options,
					futures contracts, options on futures
					contracts and other derivatives such
					as swaps are not deemed to involve
					the issuance of a senior security.


Related fundamental policy:		Related fundamental policy:

The Strategy may not issue any		Policy eliminated.
senior security (as that term is
defined in the 1940 Act), if such
issuance is specifically prohibited
by the 1940 Act or the rules and
regulations promulgated thereunder.
For the purposes of this restriction,
collateral arrangements with respect
to options, Futures Contracts and
Options on Futures Contracts and
collateral arrangements with respect
to initial and variation margins are
not deemed to be the issuance of a
senior security.  (There is no
intention for the Strategy to issue
senior securities except as set forth
in [borrowing policy] above.)





The Strategy may not underwrite		The Strategy may not act as an
securities issued by other		underwriter of securities, except
persons except to the extent that,	that the Strategy may acquire
in connection with the disposition	restricted securities under
of its portfolio investments, it	circumstances in which,	if such
may be deemed to be an underwriter	securities were sold, the Strategy
under certain federal securities	might be deemed to be an underwriter
laws.					for purposes of the Securities Act
					of 1933, as amended (the Securities
           				 Act).

The Strategy may not purchase		The Strategy may not purchase or
or retain real estate or		sell real estate except that it may
interests in real estate,		dispose of real estate acquired as
although the Strategy may		a result of the ownership of securities
purchase securities which are		or other instruments. This restriction
secured by real estate and		does not prohibit the Strategy from
securities of companies which		investing in securities or other
invest in or deal in real		instruments backed by real estate or
estate.					in securities of companies engaged in
					the real estate business.


The Strategy may not make loans		The Strategy may not make loans
to other persons except by the		except through (i) the purchase
purchase of obligations in which	of debt obligations in accordance
the Strategy may invest			with its investment objectives and
consistent with its investment		policies; (ii) the lending of
policies and by entering into		portfolio securities; (iii) the use
repurchase agreements, or by		of repurchase agreements; or (iv) the
lending its portfolio securities	making of loans to affiliated funds
representing not more than 25%		as permitted under the 1940 Act, the
of its total assets.			rules and regulations thereunder (as
					such statutes, rule or regulations may
             				be amended from time to time), or by
					guidance regarding, and
					interpretations of, or exemptive
					orders under, the 1940 Act.


The Strategy may not invest		The Strategy is diversified.
more than 5% of its total
assets in the securities
of any one issuer (other
than U.S. Government
securities and repurchase
agreements relating thereto),
although up to 25% of the
Strategys total assets may
be invested without regard
to this restriction.


The Strategy may not invest		The Strategy may not concentrate
more than 25% of its total		investments in an industry, as
assets in the securities of		concentration may be defined
any one industry. 			under the 1940 Act or the rules and
					regulations thereunder (as such
					statute, rules or regulations may
					be amended from time to time) or by
					guidance regarding, interpretations
					of, or exemptive orders under, the
					1940 Act or the rules or regulations
					thereunder published by appropriate
					regulatory authorities.

The Strategy may purchase		The Strategy may not purchase or sell
and sell futures contracts		commodities regulated by the Commodity
and related options.			Futures Trading Commission under the
					Commodity Exchange Act or commodities
					contracts except for futures contracts
					and options on futures contracts.




Related non-fundamental			Related non-fundamental policy:
policy:

If the Strategy enters			Restriction eliminated.
into futures contracts,
options on futures
contracts and options on
foreign currencies
traded on a CFTC-regulated
exchange that are not
for bona fide hedging
purposes, the aggregate
initial margin and premiums
required to establish these
positions (excluding the
amount by which options are
in-the-money at the time of
purchase) will not exceed
5% of the market value of
the Strategys total assets.

The Strategy will not enter 		Restriction eliminated.
into a futures contract if,
immediately thereafter, the
value of the securities and
other obligations underlying
the futures contracts would
exceed 50% of the Strategys
total assets.



Non-fundamental Investment
Policies:

The Strategy will at all times		Policy eliminated.
hold at least 40% of its total
assets in common stocks and
securities and convertible
into common stocks, such as
convertible bonds, convertible
preferred stocks and warrants.
The Strategys fixed-income asset
class will always comprise at
least 10%, but never more than
60%, of its total assets.  The
equity class will always comprise
at least 40%, but never more than
90%, of the Strategys total assets.


The Strategy may invest up to 10%	Restriction eliminated.
of its net assets in convertible
securities.


The Strategy may write covered		Restriction eliminated.
exchange-traded call options
on its securities up to 15% of
its total assets, and purchase
exchange-traded call and put
options on common stocks up
to 10% of its total assets.

Related non-fundamental policy:		Related non-fundamental policy:

The Strategy will not purchase		Restriction eliminated.
put and call options if as a
result more than 10% of its
total assets would be invested
in such options.


The Strategy may make short		Restriction eliminated.
sales of securities or
maintain a short position, but
only if at all times when a
short position is open not more
than 33% of its net assets is
held as collateral for such
short sales.


The Strategy may invest up to		Restriction eliminated.
5% of its total assets in
rights or warrants.

The Strategy may invest up		The Strategy will limit its
to 15% of its net assets in		investment in illiquid securities
illiquid securities.			to no more than 15% of net
					assets or such other amount
					permitted by guidance regarding
					the 1940 Act.


Related non-fundamental			Related non-fundamental policy:
policy:

Investment in non-publicly		Restriction eliminated.
traded securities is restricted
to 5% of the Strategys total
assets (not including for
these purposes Rule 144A
securities, to the extent
permitted by applicable law)
and is also subject to the
Strategys restriction against
investing more than 15% of
total assets in illiquid
securities.


The Strategy may make loans		The Strategy may lend portfolio
of portfolio securities up to		securities to the extent
25% of its total assets			permitted under the 1940 Act
(including collateral for any		or the rules and regulations
security loaned).			thereunder (as such statute,
					rules or regulations may be
					amended from time to time) or
					by guidance regarding,
					interpretations of, or exemptive
					orders under, the 1940 Act.


The Strategy generally may		Restriction eliminated.
not invest more than 10% of
its total assets in
asset-backed securities
without obtaining appropriate
regulatory relief.

The Strategy may, with the		The Strategy may invest in the
approval of the Strategys		securities of other investment
Trustees and upon obtaining		companies,including exchange-traded
such exemptive relief from		funds, to the extent permitted
the SEC as may be necessary,		under the 1940 Act or the rules and
invest in shares of one or		regulations thereunder (as such
more other investment			statute, rules or regulations may be
companies advised by Alliance.	 	guidance regarding, interpretations of,
					or exemptive orders under, the 1940
					Act or the rules or regulations
					thereunder published by appropriate
					regulatory authorities.

					The Strategy may not purchase
					securities on margin, except (i) as
					otherwise provided under rules adopted
					by the SEC under the 1940 Act or by
					guidance regarding the 1940 Act, or
					interpretations thereof, and (ii)
					that the Strategy may obtain such
					short-term credits as are necessary
					for the clearance of portfolio
					transactions, and the Strategy may
					make margin payments in connection
					with futures contracts, options,
					forward contracts, swaps, caps,
					floors, collars and other financial
					instruments.